EXHIBIT A
                                      ---------


                             INFORMATION WITH RESPECT TO
                          EXECUTIVE OFFICERS AND MANAGERS OF
                                   LIH HOLDINGS, LLC
                          ----------------------------------

                                  POSITION WITH           PRINCIPAL
           NAME<FN1>            LIH HOLDINGS, LLC        OCCUPATION
           ----                 -----------------        -----------


           Harvey P.          Manager and President   Managing General
           Wertheim                                  Partner of Harvest
                                                      Partners, Inc., a
                                                       private equity
                                                       investment firm
                                                         ("Harvest")

           Ira Kleinman       Manager and Secretary  General Partner of
                                                           Harvest

           William Kane       Manager and Treasurer  General Partner of
                                                           Harvest



          [FN]-----------------
           1. All named individually are United States citizens and the business address of each of the named individuals is c/o Harvest Partners, Inc., 767 Third Avenue, 7th Floor, New York, New York 10017.